EXHIBIT 5.1


                    Skadden, Arps, Slate, Meagher & Flom LLP
                               Four Times Square
                         New York, New York 10036-6522




                                               May 4, 2005


SkyTerra Communications, Inc.
19 West 44th Street, Suite 507
New York, NY 10036

                   Re:  SkyTerra Communications, Inc.
                        Registration Statement on Form S-3 (File No. 333-124355)
                        --------------------------------------------------------

Ladies and Gentlemen:

          We have acted as special counsel to SkyTerra Communications, Inc., a Delaware corporation (the "Company"), in connection with the public offering of up to 3,010,000 shares of common stock, par value $0.01 per share, of the Company (the "Common Stock"), including 2,300,000 shares of Common Stock (the "Shares") to be offered by certain stockholders of the Company and 710,000 shares of Common Stock (the "Warrant Shares" ) to be offered by certain stockholders following the exercise of certain common stock purchase warrants issued by the Company (the "Warrants").

          This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-3 (File No. 333-124355) as filed by the Company with the Securities and Exchange Commission (the "Commission") on April 27, 2005 under the Act; (ii) Amendment No. 1 to Part II of the Registration Statement as filed by the Company with the Commission on the date hereof under the Act (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement"); (iii) the Restated Certificate of Incorporation of the Company (the "Certificate"), dated as of February 24, 2000 and filed with the Secretary of State of the State of Delaware; (iv) Certificate of Amendment to the Certificate, dated as of July 17, 2002 and filed with the Secretary of State of the State of Delaware; (v) the Certificate of Ownership and Merger, dated as of September 23, 2003 and filed with the Secretary of State of the State of Delaware; (vi) the Amended and Restated By-Laws of the Company, dated as of April 26, 2000; (vii) resolutions of the Board of Directors of the Company, adopted on December 23, 2004 and April 18, 2005, relating to the issuance and sale of the Shares, the Warrant Shares and related matters; (viii) copies of the stock certificates representing the Shares; (ix) a specimen certificate representing the Common Stock; (x) executed copies of the Warrants; and (xi) a certificate of Robert C. Lewis, Senior Vice President, General Counsel and Secretary of the Company, dated the date hereof.

          We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, its directors and officers, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. In rendering the opinion set forth in paragraph 1 below, we have assumed that the Company has received the entire amount of the consideration contemplated by the resolutions of the Board of Directors of the Company authorizing the issuance of the Shares. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

          Members of our firm are admitted to the bar in the State of New York, and we do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinions stated herein.

          Based upon and subject to the foregoing, we are of the opinion that:

          1. The Shares have been duly authorized and validly issued and are fully paid and nonassessable.

          2. When (i) the certificates representing the Warrant Shares in the form of the specimen Common Stock certificate examined by us have been signed by an authorized officer of the transfer agent and registrar of the Common Stock and registered by the transfer agent and registrar and (ii) full consideration for the Warrant Shares upon exercise of the Warrants in accordance with their terms shall have been delivered to the Company, the Warrant Shares, when so issued, will be validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.


                                    Very truly yours,


                                    /s/ Skadden, Arps, Slate, Meagher & Flom LLP